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                                                                    Exhibit 10.2


                      SECOND AMENDMENT TO DIRECTOR FEE PLAN


         WHEREAS, the Board of Directors of Service Corporation International (the "Company") desires to amend the Service Corporation International Director Fee Plan (the "Plan") so that the Plan shall not be applicable to any director emeritus;

                                   WITNESSETH

         Effective as of May 8, 2003, the Plan is hereby amended as follows:

         1. The sentence in Section 2 of the Plan is amended to read as follows in its entirety:

                  Each director (a "Director") of the Board of Directors of the Company (the "Board") shall be eligible for participation in the Plan.

         2. The Plan is amended to delete all references to "director emeritus."


                       SERVICE CORPORATION INTERNATIONAL

                              May 8, 2003